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RIDE THE LIGHT(SM)                                                          NEWS
QWEST(R)


FOR IMMEDIATE RELEASE    Contacts:  MEDIA CONTACT:           INVESTOR CONTACT:
                                    Tyler Gronbach           Lee Wolfe
                                    (303) 992-2155           800-567-7296
                                    tyler.gronbach@qwest.com ir@qwest.com


           QWEST COMMMUNICATIONS REPORTS FIRST BILLION DOLLAR REVENUE
                   QUARTER AND CONTINUED STRONG EBITDA GROWTH


Reported results compared to the previous year:

    o    Total revenue grew 26 percent to $1.02 billion

    o    Communications services revenue increased 69 percent to $1.02 billion

    o Internet and data services grew more than 200 percent and now account for more than 23 percent of Qwest's communications services revenue

    o    Total EBITDA increased 62 percent to $190.5 million


Compared to the second quarter of 1999 communications services:

    o    Revenue was up 29 percent to $1.02 billion

    o    EBITDA grew 42 percent to $190.5 million

    o    EBITDA margin increased to 18.7 percent from 17.0 percent


DENVER, OCTOBER 27, 1999 - Qwest Communications International Inc. (NASDAQ:
QWST), the broadband Internet communications company, today announced that for the first time the company has recorded revenue for a quarter in excess of one billion dollars. For the tenth consecutive quarter the company met or exceeded the consensus of analysts' estimates.

                                     -more-

The $1.02 billion in total revenue for the quarter reflects a 26 percent increase over the same period in 1998, while communications services revenue grew 69 percent. The strong revenue results were achieved during the quarter despite the expected decline in construction services revenue as a result of the mid-year completion of 18,500 miles of the company's U.S. network. Construction services accounted for less than two percent of total revenue for the quarter and was combined with communications services.

Total EBITDA was up 62 percent to $190.5 million compared to the third quarter of 1998, while communications services EBITDA increased more than 250 percent. Excluding one-time costs of $25.0 million directly related to the pending merger with U S WEST, Qwest reported net earnings of $19.8 million, or $0.03 per diluted share, compared to a pro forma net loss of ($0.02) per share during the same period in 1998. Including the merger-related costs, Qwest reported a net loss of $1.8 million, or ($0.00) per share, compared to a net loss of ($0.01) per share a year ago.

Commenting on the quarter, Qwest Chairman and CEO Joseph P. Nacchio said, "Reaching a billion dollars in revenue for the quarter is a major achievement -- and a significant milestone for the company. We've said from the beginning that we are creating a growth company and our results clearly show the steps we've taken -- building a next-generation network, acquiring strategic assets and capabilities, creating alliances to build advanced applications on our network, and rapidly growing our Internet and data business segment. We continue to see the payoff and the potential in what we've created."

On a sequential basis, Qwest reported a 29 percent increase in revenue as a result of continued growth in Internet and data services, the creation of the Cyber.Solutions joint venture with KPMG and the acceleration of business from major selected customers. As a result of strong revenue growth and improved gross margin, EBITDA for communications services was up 42 percent compared to the second quarter of 1999. Communications services EBITDA margin improved to
18.7 percent compared to 17.0 percent in the previous quarter. The margin improvement largely reflects the company's ability to achieve a more favorable product mix.

"The results for the third quarter demonstrate Qwest's ability to drive strong revenue and EBITDA growth while making the necessary investments for the future," said Robert S. Woodruff, Qwest's executive vice president and CFO. "With 18,500 miles of the U.S. network now complete, we are committing more resources to the expansion of the Qwest Internet and data services portfolio, CyberCenter operations, trans-Atlantic service platform and local broadband access services so that we may continue to capitalize on our first-to-market advantage."

                                     -more-

INTERNET AND DATA SERVICES EXPANSION
Internet and data services operations continued to be the company's fastest growing segment and was up more than 200 percent over the third quarter of 1998. The company's strong Internet and data services growth continues to be fueled by the high demand for dedicated Internet connectivity and broadband applications and services. Qwest also announced a major expansion of its CyberCenter operations, which are the platform for the delivery of hosting, e-commerce and other business applications. The company plans to add seven more Centers, bringing the total to 14. The new Centers will be up to 200,000 square feet each, providing more than 1.5 million of additional square feet of total operational space.

In order to increase application performance and drive the demand for broadband services, the company signed an agreement with Hewlett-Packard Company that will provide high-end data storage for Qwest's CyberCenters. This initiative is expected to provide approximately $200 million in revenue to Qwest in the first year and up to $1.5 billion in revenue to Qwest over the next three years.

QWEST/U S WEST MERGER
The merger with US WEST is moving quickly and the companies have completed all government filings and shareowner mailings in anticipation of the shareowner meetings on November 2 in Denver and New York City.

The merger combines Qwest's advanced network and broadband Internet service capability with U S WEST's innovative local communications and broadband Internet access capability. The combined company will offer customers in the U.S. and around the world more choices and greater access to next-generation communications and broadband Internet-based services.

LOCAL BROADBAND ACCESS
Qwest continues with the build-out of the QwestLink(sm) local broadband network in 25 markets. In each market, Qwest will offer a combination of access technologies including dedicated broadband access, fixed wireless and digital subscriber line (DSL). Networks in seven cities are expected to provide high-speed local broadband access services by the end of 2000, followed by 18 more in 2001.

The company has established operations in California to support the QwestLink services initiative and will continue doing so in other markets through 1999 and continuing in 2000. Beginning in the first quarter of 2000, customers in Los Angeles will be able to use the QwestLink local access network to transmit all of their Internet, data, image and voice communications directly to the Qwest nationwide fiber-optic network. Sacramento, San Diego and San Jose/San Francisco customers will have access to these services during the second quarter of 2000.

Qwest also launched its DSL service in 13 markets for small and medium businesses. Qwest plans to expand to 30 markets by the end of the year.

                                     -more-

KPNQWEST OPERATIONS
On August 30, 1999 KPNQwest announced for an initial public offering (IPO) and has filed its F-1 registration statement with the U.S. Securities and Exchange Commission. KPNQwest intends to issue 44 million C shares at a price of $18.73 to $21.41 per C share. KPNQwest has applied to have the C shares quoted on the Nasdaq National Market and listed in bearer form on the Official Segment of Amsterdam Exchanges N.V.'s Stock Market. Listings on both markets will be under the symbol "KQIP."

KPNQwest plans to use the net proceeds of the offering primarily to expand its network and service offerings, construct mega-cybercentres in Europe that will enable the company to provide advanced web hosting, applications hosting and electronic commerce services to its customers, make selected acquisitions, for working capital and other general corporate purposes.

Construction has begun on the third of the seven network rings that will eventually span 9,150 miles throughout Western Europe when completed.

ABOUT QWEST
Qwest Communications International Inc. (Nasdaq: QWST) is a leader in reliable and secure broadband Internet-based data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking, spans more than 18,500 route miles in the United States, and an additional 315-mile network route will be completed by the end of the year. For more information, please visit the Qwest web site at www.qwest.com.

                                      # # #

This release is not an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the KPNQwest securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

This release may contain forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, dependence on new product development, rapid technological and market change, failure to maintain the rights of way, financial risk management and future growth subject to risks, Qwest's ability to achieve Year 2000 compliance, and adverse changes in the regulatory or legislative environment, and failure to complete the merger with U S WEST timely or at all. This release may include analysts' estimates and other information prepared by third parties, for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

                                           ATTACHMENT A

                     QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

                         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                 FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                           (IN MILLIONS, EXCEPT PER SHARE INFORMATION)
                                           (UNAUDITED)

                                                       Three Months Ended     Nine Months Ended
                                                      --------------------  ---------------------
                                                        1999       1998        1999       1998
                                                      ---------  ---------  ----------- ---------
Revenue:
     Communications services                          $ 1,018.1  $   601.8  $   2,545.7 $   884.2
     Construction services                                   --      205.0        224.5     493.4
                                                      ---------  ---------  ----------- ---------

       Total revenue                                    1,018.1      806.8      2,770.2   1,377.6
                                                      ---------  ---------  ----------- ---------

Operating expenses:
     Access and network operations                        556.3      371.6      1,433.8     556.1
     Construction services                                   --      128.2         96.4     333.8
     Selling, general and administrative -
       communications                                     271.3      178.7        686.5     312.3
     Selling, general and administrative -
       construction                                          --       10.7         20.7      29.2
                                                      ---------  ---------  ----------- ---------

     EBITDA                                               190.5      117.6        532.8     146.2

     Depreciation and amortization                        101.7       79.9        290.5     120.0
     Merger related costs                                  25.0         --         25.0     812.5
                                                      ---------  ---------  ----------- ---------

       Earnings (loss) from operations                     63.8       37.7        217.3    (786.3)

Interest expense and other, net                            31.0       31.9        112.0      50.7

       Earnings (loss) before income taxes                 32.8        5.8        105.3    (837.0)

Income tax expense (benefit)                               34.6       12.7         83.8     (14.4)
                                                      ---------  ---------  ----------- ---------

       Net earnings (loss)                            $    (1.8) $    (6.9) $      21.5 $  (822.6)
                                                      =========  =========  =========== =========

Net earnings (loss) per share - basic                 $      --  $   (0.01) $      0.03 $   (1.58)
                                                      =========  =========  =========== =========

Net earnings (loss) per share - diluted               $      --  $   (0.01) $      0.03 $   (1.58)
                                                      =========  =========  =========== =========

Weighted average shares outstanding - basic               745.9      661.5        720.9     519.9
                                                      =========  =========  =========== =========

Weighted average shares outstanding - diluted             777.8      692.1        757.5     547.9
                                                      =========  =========  =========== =========

Net earnings (loss) before nonrecurring charges (1)   $    19.8  $    (6.9) $      40.6 $   (18.5)
                                                      =========  =========  =========== =========

Net earnings (loss) per share before nonrecurring
     charges - basic                                  $    0.03  $   (0.01) $      0.06 $   (0.04)
                                                      =========  =========  =========== =========

Net earnings (loss) per share before nonrecurring
     charges - diluted                                $    0.03  $   (0.01) $      0.05 $   (0.04)
                                                      =========  =========  =========== =========

(1) Net earnings (loss) before nonrecurring charges excludes merger related charges incurred in conjunction with the LCI and EUnet acquisitions in 1998, as well as merger related charges incurred in conjunction with the pending merger with U S WEST.

                                      ATTACHMENT B

                QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - PRO FORMA

            FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998
                      (IN MILLIONS, EXCEPT PER SHARE INFORMATION)
                                      (UNAUDITED)

                                             Pro Forma (1) (2) (3) Pro Forma (1) (2) (3)
                                               Three Months Ended   Nine Months Ended
                                             --------------------- ---------------------
                                                  1999      1998     1999      1998
                                                --------- -------  --------- ---------
Revenue:
     Communications services                    $ 1,018.1 $ 602.1  $ 2,520.9 $ 1,669.9
     Construction services                             --   205.0      224.5     493.4
                                                --------- -------  --------- ---------

       Total revenue                              1,018.1   807.1    2,745.4   2,163.3
                                                --------- -------  --------- ---------

Operating expenses:
     Access and network operations                  556.3   376.5    1,421.1   1,048.4
     Construction services                             --   128.2       96.4     333.8
     Selling, general and administrative -
       communications                               271.3   179.5      673.4     497.7
     Selling, general and administrative -
       construction                                    --    10.7       20.7      29.2
                                                --------- -------  --------- ---------

     EBITDA                                         190.5   112.2      533.8     254.2

     Depreciation and amortization                  101.7    80.8      284.7     222.8
                                                --------- -------  --------- ---------

       Earnings from operations                      88.8    31.4      249.1      31.4

Interest expense and other, net                      31.0    32.4      110.6      64.8
                                                --------- -------  --------- ---------

       Earnings (loss) before income taxes           57.8    (1.0)     138.5     (33.4)

Income tax expense                                   38.0    10.4       91.3      19.2
                                                --------- -------  --------- ---------

       Net earnings (loss)                      $    19.8 $ (11.4) $    47.2 $   (52.6)
                                                ========= =======  ========= =========

Net earnings (loss) per share - basic           $    0.03 $ (0.02) $    0.07 $   (0.08)
                                                ========= =======  ========= =========

Net earnings (loss) per share - diluted         $    0.03 $ (0.02) $    0.06 $   (0.08)
                                                ========= =======  ========= =========

Weighted average shares outstanding - basic         745.9   671.6      720.9     662.3
                                                ========= =======  ========= =========

Weighted average shares outstanding - diluted       777.8   702.9      757.5     691.0
                                                ========= =======  ========= =========

(1) Pro forma results are reflected as if the acquisitions of Phoenix, LCI, and Icon had been included from January 1, 1998 and exclude one-time merger related charges.

(2) Pro forma results exclude results of operations for EUnet, which was contributed to the KPNQwest Joint Venture in April, 1999.

(3) Pro forma results exclude one-time merger related charges incurred in conjunction with the pending merger with U S WEST.

                                  ATTACHMENT C

            QWEST COMMUNICATIONS INTERNATIONAL INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (IN MILLIONS)
                                   (UNAUDITED)

                                              SEPTEMBER 30, DECEMBER 31,
                                                  1999         1998
                                              ------------- ------------
ASSETS

Cash                                           $     859.9  $    462.8
Other current assets                               1,049.0       976.3
                                               -----------  ----------

Total current assets                               1,908.9     1,439.1
                                               -----------  ----------

Property and equipment, net                        3,545.3     2,655.4

Excess of cost over net assets acquired            3,282.0     3,402.0

Other, net                                         1,411.0       571.1
                                               -----------  ----------

TOTAL ASSETS                                   $  10,147.2  $  8,067.6
                                               ===========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Total current liabilities                      $     955.5  $  1,237.5

Long-term debt and capital lease obligations       2,352.0     2,307.1

Long-term liabilities and other                      382.8       284.8

Total stockholders' equity                         6,456.9     4,238.2
                                               -----------  ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $  10,147.2  $  8,067.6
                                               ===========  ==========